UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2004, the Registrant entered into Amendment No. 1 (the “Amendment”) to the Member Interest Purchase Agreement (the “Purchase Agreement”), dated as of October 20, 2004, by and among the Registrant, Broadband Management Solutions, LLC (“BMS”), nCUBE Corporation (“nCUBE”) and nCUBE SUB, LLC (“Sub”). Pursuant to the Amendment, the transfer of nCUBE’s interests in nCUBE UK, Ltd. to C-COR Europe Holdings, B.V., a C-COR subsidiary, was postponed until as soon as practicable following the transfer of the remainder of the business of nCUBE to C-COR as described below. In addition, the escrow period for claims under the Purchase Agreement was extended.

See Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” below, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2004, the Registrant and its subsidiaries, BMS and Broadband Royalty Corporation (“BRC”), completed the acquisition (the “Acquisition”) of the business of nCUBE, a privately held company based in Beaverton, Oregon and worldwide provider of On Demand media and digital advertising systems. In connection with the transaction, nCUBE formed a wholly owned subsidiary, Sub, and contributed to Sub all of the assets necessary to continue the operations of nCUBE other than nCUBE’s intellectual property and nCUBE’s interests in its subsidiaries. At closing, BMS acquired all of the outstanding membership interests of Sub, BRC acquired all of the intellectual property of nCUBE and nCUBE agreed to transfer its interests in nCUBE UK, Ltd., its wholly owned subsidiary, to C-COR Europe Holdings, B.V. as soon as practicable following closing. With the completion of this purchase, nCUBE will be integrated with the Registrant’s current software business unit, C-COR Solutions.

The consideration for the acquisition consisted of 4.5 million shares of the Registrant’s common stock, $35 million principal amount of the Registrant’s 3.5% Convertible Senior Unsecured Notes due 2009 (the “Notes”), $20 million in cash and the assumption of certain liabilities. In the aggregate, the consideration is valued at approximately $96 million, excluding liabilities assumed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Registrant entered into an indenture, dated December 31, 2004, with Wachovia Bank, National Association, as trustee, pursuant to which the $35 million aggregate principal amount of Notes were issued as part of the consideration for the Acquisition. The Notes mature on December 31, 2009 and bear interest at an annual rate of 3.5%, which is payable semi-annually on June 30 and December 31 beginning June 30, 2005. The following is a brief description of the terms of the Notes:

Ranking. The Notes are the Registrant’s unsecured senior obligations ranking:

•	equal in right of payment to all of the Registrant’s existing and future senior unsecured indebtedness; and

•	senior in right of payment to any of the Registrant’s existing and future subordinated indebtedness.

In addition, the Notes are effectively subordinated to any of the Registrant’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness and other liabilities of the Registrant’s subsidiaries.

Conversion Rights. Each Note may be converted by the holder, at its option, into shares of the Registrant’s common stock at a conversion rate of 81.0905 shares per $1,000 of principal amount of the Note (as may be adjusted upon the occurrence of certain specified events). The Notes will be convertible at any time before the close of business on the maturity date, unless the Registrant has previously repurchased the Notes.

Change of Control. In the event of a change of control of the Registrant, the holder of the Note shall have the right to require the Registrant to repurchase such holder’s Notes. Upon this repurchase, the holder of the Note shall receive the purchase price, which is set forth in the Notes and varies depending on the date of the repurchase and the Registrant’s stock price at the time of repurchase, together with any accrued but unpaid interest up to, but not including, the date of the repurchase.

Redemption. On any date on or after December 31, 2007, and prior to maturity, the Notes may be redeemed at the option of the Registrant, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, together with any accrued but unpaid interest up to, but not including, the date of redemption.

Events of Default. The Indenture is subject to customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder. The events of default under the Indenture include default on the payment of interest or principal on the Notes, the Registrant’s failure to convert the Notes upon exercise, the Registrant’s failure to provide notice to Noteholders upon a change of control and the acceleration of the maturity of indebtedness of the Registrant or its subsidiaries in an aggregate amount of $20 million or more that is not rescinded, stayed or annulled within 30 days after written notice of default is provided by the lender of such indebtedness.

Registration Rights. The Registrant has agreed to file with the Securities and Exchange Commission on or before the later of forty-five (45) days after the Closing Date or thirty (30) days after the date that the Registrant files a Form 8-K\A attaching the audited financial statements of nCUBE, a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes. If the Registrant fails to file a registration statement in the manner and within the time period required under the Purchase Agreement or to cause the registration statement to be declared effective as soon as reasonably practicable thereafter, the Registrant may be considered in breach of the Purchase Agreement.

Copies of the Indenture and the form of Note are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 2.01, “Completion of Acquisition or Disposition Assets” and Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” above, which are incorporated herein by reference. Section 4(2) of the Securities Act of 1933 was relied upon in providing an exemption from registration for this transaction, since the shares and the Notes are being issued to a limited number of persons and will not involve a public offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Michael J. Pohl, 53, President and Chief Executive Officer of nCUBE, will become the President of C-COR Solutions, effective January 1, 2005. C-COR Solutions is the Registrant’s software business unit and will be the result of the combination of the operations of Broadband Management Solutions, LLC and the nCUBE assets acquired in the Acquisition. From 1999 to December 31, 2004, Mr. Pohl served as President and Chief Executive Officer of nCUBE.

The material terms of Mr. Pohl’s employment with the Registrant include a base salary at the annual rate of $300,000, in addition to eligibility to participate in the Registrant’s profit incentive plan and a grant of 25,000 stock options of the Registrant which will vest equally over a four-year period. Should certain changes occur in Mr. Pohl’s employment, he will be entitled to certain severance benefits, including one year of pay at his then current annual base salary.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

(b)	Pro forma Financial Information.

Pursuant to Item 9.01, the Registrant is required to file certain financial statements with respect to the purchase of nCUBE and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event within the time period required by Item 9.01.

(c)	Exhibits

Number	Description of Document
2.1	Member Interest Purchase Agreement by and among C-COR Incorporated, Broadband Management Solutions, LLC, nCUBE Corporation and nCUBE SUB, LLC dated as of October 20, 2004 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 10-Q for the quarter ended September 24, 2004).

2.2	Amendment to Member Interest Purchase Agreement by and among C-COR Incorporated, Broadband Management Solutions, LLC, nCUBE Corporation and nCUBE SUB, LLC dated as of December 30, 2004.

4.1	Indenture, dated as of December 31, 2004, between C-COR Incorporated and Wachovia Bank, National Association, as trustee.

4.2	Form of 3.5% Convertible Senior Unsecured Notes due 2009 (included as Exhibit A to Exhibit 4.1 hereof).

10.1	Offer Letter for Michael J. Pohl, effective January 1, 2005.

99.1	Press Release dated January 3, 2005, announcing the closing of the acquisition of nCUBE Corporation.

Some of the information presented in this Current Report on Form 8-K constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Registrant’s judgment regarding future events, and are based on currently available information. Although the Registrant believes it has a reasonable basis for these forward-looking statements, the Registrant cannot guarantee their accuracy and actual results may differ materially from those the Registrant anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Registrant’s ability to develop new and enhanced products, the Registrant’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Registrant’s products and services, and the Registrant’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Registrant’s actual results to differ materially from expectations and underlying assumptions, please refer to the other reports filed by the Registrant with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

January 6, 2005	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary